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                                                                   Exhibit 10.13

                                                                  EXECUTION COPY



                                 PROMISSORY NOTE

January 10, 2002                                                      $34,650.00

         Steve Hanau ("MAKER"), hereby promises to pay to the order of DigitalNet Holdings, Inc. (the "Company"), the principal amount of $34,650.00 together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

         This Note is the promissory note referred to in the Consulting Agreement, dated as of January 10, 2002, by and among the Company, Maker and DigitalNet, Inc., a Delaware Corporation and a wholly-owned subsidiary of the Company (the "CONSULTING AGREEMENT"). Section 2(a) of the Consulting Agreement contains provisions for the issuance of this Note upon the terms and conditions specified therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Consulting Agreement.

         1. PAYMENT OF INTEREST. Interest shall accrue on the outstanding principal amount of this Note at a rate equal to the lesser of (i) 5.00% per annum and (ii) the highest rate permitted by applicable law, compounded annually. Accrued interest shall be payable at such time as the principal of this Note becomes due and payable.

         2. PAYMENT OF PRINCIPAL ON NOTE.

         (a) In the event Maker receives any net cash proceeds in connection with his ownership of the Executive Stock, Maker shall prepay any amounts owed pursuant to this Note by applying all of such proceeds FIRST, to any accrued interest and SECOND, to any principal then outstanding. In addition, if Maker ceases to be employed by the Company and its Subsidiaries for any reason, Maker shall pay the entire principal amount then outstanding and any accrued interest to the Company. For purposes hereof, "EXECUTIVE STOCK" shall have the meaning set forth in the Management Agreement. The entire unpaid principal balance, together with any accrued but unpaid interest shall be due and payable in full on December 10, 2010.

         (b) OPTIONAL PREPAYMENTS. Maker may, at any time and from time to time without premium or penalty, prepay all of the outstanding principal amount of the Note; provided that any prepayment will be accompanied by a payment of accrued interest on the portion being prepaid. A prepayment of less than all of the outstanding principal amount of the Note shall not relieve Maker of his obligation to make the payments on the Note pursuant to paragraph 2(a) above.

         (c) RIGHT OF OFFSET. The Maker shall be entitled to offset any amounts owed to the Maker by the Company, now existing or hereinafter arising, pursuant to and as set forth in Section 3 of the Management Agreement between the Company and the Maker, against any amounts payable under this Note. The Company shall be entitled to offset any amounts owed to the Company by the Maker, now existing or hereinafter arising, pursuant to this Note against any


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amounts payable by the Company to the Maker pursuant to and as set forth in the Management Agreement between the Company and the Maker.

         3. SECURITY.

         (a) PLEDGE. The amounts due under this Note are secured by a pledge of 350,000 shares of the Company's Common Stock under the terms of the Executive Stock Pledge Agreement of even date herewith between Maker and the Company, and the payment of the principal amount and accrued interest under this Note is subject to certain offset rights under the Management Agreement.

         (b) RECOURSE. Notwithstanding anything herein or in any other agreement, instrument or other document to the contrary, the Maker shall be personally liable for 100% of the repayment of the indebtedness evidenced by this Note or for any claim of any kind based thereon.

         4. EVENTS OF DEFAULT.

         (a) DEFINITION. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

                  (i) Maker fails to pay when due, the full amount of any principal or interest payment; or

                  (ii) Maker makes an assignment for the benefit of creditors or admits in writing his inability to pay his debts generally as they become due; or an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent; or any order for relief with respect to Maker is entered under the Federal Bankruptcy Code; or Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of any substantial part of Maker's assets, or commences any proceeding relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Maker and either (A) Maker by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days.

         (b) CONSEQUENCES OF EVENTS OF DEFAULT. If an Event of Default has occurred the aggregate principal amount of the Note (together with all accrued interest thereon and all other amounts payable in connection therewith) shall become immediately due and payable without any action on the part of the Company, and Maker shall immediately pay to the Company all amounts due and payable with respect to the Note.

         Maker, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the


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Company may accept security for this Note or release security for this Note, all without in any way affecting the liability of Maker hereunder.

         In the event that Maker fails to pay any amounts due hereunder when due, Maker shall pay to the Company, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

         5. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of the Note may be amended and Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Maker has obtained the written consent of the Company.

         6. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

         7. PLACE OF PAYMENT. Payments of principal and interest are to be delivered to the Company at the following address:

                              DigitalNet Holdings, Inc.
                              6700A Rockledge Drive
                              Suite 525
                              Bethesda, MD 20817
                              Attention: President

or to such other address or to the attention of such other person as specified by prior written notice to Maker.

         8. USURY LAWS. It is the intention of the Company and Maker to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Company resulting from an Event of Default, voluntary prepayment by Maker or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Company either be rebated to Maker or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Maker. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Maker or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Maker.


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         9. GOVERNING LAW. This Note is made under and governed by the internal law, not the laws of conflicts, of the State of Maryland.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date above.




                                               /s/ STEVEN HANAU
                                               ---------------------------------
                                               Steven Hanau





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